EX-35.3
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       IndyMac
       Federal Bank


REG AB 1123 Statement of Compliance


I am an authorized officer for IndyMac Federal Bank, FSB, the servicer for the transactions listed on the attached schedule and I certify:

a) A review of IndyMac Federal Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.
b) To the best of my knowledge, based on such review, IndyMac Federal Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.


By: /s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loans Servicing
Investor Reporting
IndyMac Federal Bank, FSB


By: /s/ Bart Vincent
Bart Vincent
SVP, CFO-Home Loan Servicing
HLS Financing
IndyMac Federal Bank, FSB

Prepared for: Aurora Loan Services
Date:         February 27, 2009
Ref:          See attached "Exhibit A"


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Exhibit A

903         ITF LXS 2006-2N 1/31/06
234         ITF SARM 2006-4 04/28/06
238         LXS 2006-7 04/28/06
137         LXS 2006-12N LB 7/27/06
286         ITF LXS 2006-10N (6-30-06)
139         LXS 2006-11 7/27/06
140         LMT 2006-4 7/28/06
193         ITF LXS 2006-13 8/31/06
276         ITF LXS 2006-8 05/31/06
187         ITF SARM 2006-8 (LB) 8/31/06
188         LXS 2006-14N (LB) 8/31/06
294         LMT 2006-5 8-31-06
374         ITF LXS 2006-16N 092906
377         ITF LXS 2006-15 092906
433         LMT 2006-6 09/29/06
441         ITF LXS 2006-17 10/30/06
443         LMT 2006-7 10/30/06
447         LXS 2006-18N 11/29/2006
448         LXS 2006-19 11/29/2006
449         LMT 2006-8 11/29/2006
4108        LMT 2006-9 12/29/06
4109        LXS 2006-20 12/29/06
4119        LXS 2007-1 01/31/2007
4120        LXS 2007-2N 1/31/2007
4123        LMT 2007-1 1/30/2007
4129        LMT 2007-2 02/28/07
4133        LXS 2007-3 02/28/07
4138        ITF LXS 2007-4N 03/30/07
4139/4142   LMT 2007-3 03/30/07
4152/4164   LXS 2007-6 04/30/07
4157/4162   LMT 2007-4 04/30/07
4171        ITF LXS 2007-9 05/31/07
4176/4182   ITF LXS 2007-11 06-29-07
4177        ITF LXS 2007-12N 06/29/07
4178/4188   ITF LMT 2007-7 07/31/07
4186        LXS 2007-15N 07/31/07
4202/4204   LMT 2007-10 (11/30/07)
4203        SARM 2007-11 (11/30/07)
4166/4168   LMT 2007-5 05-30-07